Exhibit 99.1

PRESS RELEASE

FTAI Infrastructure Inc. Reports Third Quarter 2022 Results, Declares Dividend of $0.03 per Common Share

NEW YORK, November 1, 2022 (GLOBE NEWSWIRE) -- FTAI Infrastructure Inc. (NASDAQ:FIP) (the “Company” or “FTAI Infrastructure”) today reported financial results for the third quarter 2022. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)	Q3’22
Selected Financial Results
Net Loss Attributable to Stockholders	$(44,076)
Basic Loss per Common Share	$(0.43)
Diluted Loss per Common Share	$(0.43)
Adjusted EBITDA(1)	$26,104
Adjusted EBITDA Four core segments (1)(2)	$33,222

(1)	For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

(2)	Excludes Sustainability and Energy Transition and Corporate and Other segments

Third Quarter 2022 Dividends

On October 31, 2022, the Company’s Board of Directors (the “Board”) declared a cash dividend on its common shares of $0.03 per share for the quarter ended September 30, 2022, payable on November 28, 2022 to the holders of record on November 14, 2022.

Business Highlights

• Sequential adjusted EBITDA growth of 25% for FIP’s core segments (1) from Q2 to Q3

• Renewed existing Exxon contract at Jefferson Terminal for shipment of refined products to Mexico for a new five-year term

• Purchased 12,000 acres in West Virginia for further development of gas reserves for Long Ridge

(1)
Excludes Sustainability and Energy Transition and Corporate and Other segments. This is a Non-GAAP measure. See Reconciliation of Non-GAAP Measures section in Appendix for a reconciliation to the most comparable GAAP measure.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.fipinc.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

In addition, management will host a conference call on Wednesday, November 2, 2022 at 8:00 A.M. Eastern Time. The conference call may be accessed by registering via the following link https://register.vevent.com/register/BI0bfdb1631805427882e40199b988477a. Once registered, participants will receive a dial-in and unique pin to access the call.

A replay of the conference call will be available after 11:30 A.M. on Wednesday, November 2, 2022 through 11:30 A.M. on Wednesday, November 9, 2022 on https://ir.fipinc.com/news-events/presentations.

The information contained on, or accessible through, any websites included in this press release is not incorporated by reference into, and should not be considered a part of, this press release.

About FTAI Infrastructure Inc.

FTAI Infrastructure primarily invests in critical infrastructure with high barriers to entry across the rail, ports and terminals, and power and gas sectors that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI Infrastructure is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.fipinc.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
FTAI Infrastructure Inc.
(646) 734-9414
aandreini@fortress.com

Exhibit - Financial Statements
FTAI INFRASTRUCTURE INC.
CONSOLIDATED AND COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Total revenues	$78,559	$36,788	$190,575	$72,674

Expenses
Operating expenses	60,934	32,088	148,231	66,206
General and administrative	3,208	2,508	8,136	6,173
Acquisition and transaction expenses	2,754	5,342	15,862	8,860
Management fees and incentive allocation to affiliate	2,659	3,829	9,885	11,244
Depreciation and amortization	18,136	17,131	52,451	38,900
Total expenses	87,691	60,898	234,565	131,383

Other income (expense)
Equity in losses of unconsolidated entities	(12,080)	(1,545)	(47,982)	(8,810)
(Loss) gain on sale of assets, net	(134)	—	(134)	16
Interest expense	(19,161)	(4,384)	(32,106)	(9,396)
Other expense	(1,132)	(6,244)	(2,144)	(6,855)
Total other expense	(32,507)	(12,173)	(82,366)	(25,045)
Loss before income taxes	(41,639)	(36,283)	(126,356)	(83,754)
Provision for (benefit from) income taxes	1,555	(1,634)	5,086	(2,755)
Net loss	(43,194)	(34,649)	(131,442)	(80,999)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(8,381)	(7,363)	(24,327)	(18,949)
Less: Dividends and accretion on redeemable preferred stock	9,263	—	9,263	—
Net loss attributable to Shareholders and Former Parent	$(44,076)	$(27,286)	$(116,378)	$(62,050)

Loss per share:
Basic	$(0.43)	$(0.27)	$(1.13)	$(0.62)
Diluted	$(0.43)	$(0.27)	$(1.13)	$(0.62)
Weighted average shares outstanding:
Basic	102,730,033	99,387,467	102,730,033	99,387,467
Diluted	102,730,033	99,387,467	102,730,033	99,387,467

FTAI INFRASTRUCTURE INC.
CONSOLIDATED AND COMBINED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$69,465	$49,872
Restricted cash	127,166	251,983
Accounts receivable, net	78,136	50,301
Other current assets	77,769	60,828
Total current assets	352,536	412,984
Leasing equipment, net	35,183	36,012
Operating lease right-of-use assets, net	70,567	71,547
Property, plant, and equipment, net	1,641,373	1,517,594
Investments	74,528	54,408
Intangible assets, net	62,081	67,737
Goodwill	263,106	257,137
Other assets	26,094	24,882
Total assets	$2,525,468	$2,442,301

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$150,857	$115,634
Operating lease liabilities	7,221	2,899
Other current liabilities	13,710	10,934
Total current liabilities	171,788	129,467
Debt, net	1,191,885	718,624
Operating lease liabilities	62,410	67,505
Other liabilities	291,579	64,659
Total liabilities	1,717,662	980,255

Commitments and contingencies

Redeemable preferred stock ($0.01 par value per share; 200,000,000 shares authorized; 300,000 shares issued and outstanding as of September 30, 2022; redemption amount of $450 million at September 30, 2022)	251,955	—

Equity
Net Former Parent investment	—	1,617,601
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 99,387,467 shares issued and outstanding as of September 30, 2022)	994	—
Additional paid in capital	929,088	—
Accumulated deficit	(14,368)	—
Accumulated other comprehensive loss	(342,125)	(155,464)
Stockholders' and Former Parent Company equity	573,589	1,462,137
Non-controlling interest in equity of consolidated subsidiaries	(17,738)	(91)
Total equity	555,851	1,462,046
Total liabilities, redeemable preferred stock and equity	$2,525,468	2,442,301

FTAI INFRASTRUCTURE INC.
CONSOLIDATED AND COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(131,442)	$(80,999)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity in losses of unconsolidated entities	47,982	8,810
Loss (gain) on sale of assets, net	134	(16)
Equity-based compensation	3,042	3,281
Depreciation and amortization	52,451	38,900
Change in deferred income taxes	4,851	(2,920)
Change in fair value of non-hedge derivative	(1,058)	(1,979)
Amortization of deferred financing costs	2,950	1,755
Provision for (benefit from) credit losses	418	(4)
Other	899	—
Change in:
Accounts receivable	(20,476)	(62,265)
Other assets	(4,805)	(25,237)
Accounts payable and accrued liabilities	23,199	46,510
Management fees payable to affiliate	2,381	—
Other liabilities	(5,390)	4,368
Net cash used in operating activities	(24,864)	(69,796)

Cash flows from investing activities:
Investment in unconsolidated entities	(4,481)	(54,499)
Investment in convertible promissory notes	(20,000)	—
Acquisition of business, net of cash acquired	(3,819)	(627,399)
Acquisition of property, plant and equipment	(172,226)	(97,505)
Proceeds from sale of property, plant and equipment	5,656	—
Net cash used in investing activities	(194,870)	(779,403)

Cash flows from financing activities:
Proceeds from debt	482,375	451,100
Payment of deferred financing costs	(25,630)	(13,007)
Proceeds from issuance of redeemable preferred stock	291,000	—
Redeemable preferred stock issuance costs	(16,418)	—
Distribution to Manager	(79)	—
Capital contribution from non-controlling interests	732	—
Net transfers (to) from Former Parent, net	(617,322)	694,327
Settlement of equity-based compensation	(148)	—
Net cash provided by financing activities	114,510	1,132,420

Net (decrease) increase in cash and cash equivalents and restricted cash	(105,224)	283,221
Cash and cash equivalents and restricted cash, beginning of period	301,855	55,421
Cash and cash equivalents and restricted cash, end of period	$196,631	$338,642

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (loss) attributable to shareholders and Former Parent, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, interest expense, interest costs on pension and other pension expense benefits (“OPEB”) liabilities, and dividends and accretion expense related to redeemable preferred stock, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net loss attributable to shareholders and former parent to Adjusted EBITDA for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net loss attributable to shareholders and Former Parent	$(44,076)	$(27,286)	$(116,378)	$(62,050)
Add: Provision for (benefit from) income taxes	1,555	(1,634)	5,086	(2,755)
Add: Equity-based compensation expense	1,377	728	3,042	3,281
Add: Acquisition and transaction expenses	2,754	5,342	15,862	8,860
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	(310)	4,594	(1,058)	(1,979)
Add: Asset impairment charges	—	—	—	—
Add: Incentive allocations	—	—	—	—
Add: Depreciation and amortization expense	18,136	17,131	52,451	38,900
Add: Interest expense	19,161	4,384	32,106	9,396
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (1)	9,770	7,782	22,002	10,767
Add: Dividends and accretion expense on redeemable preferred stock	9,263	—	9,263	—
Add: Interest costs on pension and OPEB liabilities	896	—	896	—
Less: Equity in losses of unconsolidated entities	12,080	1,545	47,982	8,810
Less: Non-controlling share of Adjusted EBITDA (2)	(4,502)	(3,420)	(12,034)	(8,706)
Adjusted EBITDA (non-GAAP)	$26,104	$9,166	$59,220	$4,524

(1)
Includes the following items for the three months ended September 30, 2022 and 2021: (i) net loss of $(12,177) and $(3,794), (ii) interest expense of $7,551 and $300, (iii) depreciation and amortization expense of $7,883 and $2,953, (iv) acquisition and transaction expenses of $(16) and $—, (v) changes in fair value of non-hedge derivative instruments of $6,432 and $8,323, (vi) equity-based compensation of $95 and $— and (vii) asset impairment of $2 and $—, respectively. Includes the following items for the nine months ended September 30, 2022 and 2021: (i) net loss of $(48,184) and $(9,286), (ii) interest expense of $20,809 and $827, (iii) depreciation and amortization expense of $20,516 and $6,678, (iv) acquisition and transaction expenses of $375 and $—, (v) changes in fair value of non-hedge derivative instruments of $28,164 and $12,524, (vi) asset impairment of $34 and $24 and (vii) equity-based compensation of $288 and $—, respectively.

(2)
Includes the following items for the three months ended September 30, 2022 and 2021: (i) equity-based compensation of $102 and $130, (ii) provision for income taxes of $464 and $11, (iii) interest expense of $1,326 and $926, (iv) depreciation and amortization expense of $2,507 and $2,195 (v) changes in fair value of non-hedge derivative instruments of $(15) and $158, (vi) acquisition and transaction expenses of $117 and $— and (vii) interest costs on pension and OPEB liabilities of $1 and $—, respectively. Includes the following items for the nine months ended September 30, 2022 and 2021: (i) equity based compensation of $352 and $620, (ii) provision for income taxes of $494 and $37, (iii) interest expense of $4,029 and $1,939, (iv) depreciation and amortization expense of $7,091 and $6,178 (v) changes in fair value of non-hedge derivative instruments of $(50) and $(68), (vi) acquisition and transaction expenses of $117 and $—, and (vii) interest costs on pension and OPEB liabilities of $1 and $—, respectively.